Exhibit 10.7

Sales Contract
PAS20221025011A 2022025
Demander (Party A): Shenzhen Chuangte Technology Co., Ltd.						Supplier (Party B): Shenzhen Ping'anshun Technology Co., Ltd.
Address: Floor 1, 2&4, Building 26, Langkou Industrial Park, Langkou Community, Dalang Sub-district, Longhua District, Shenzhen City						Address: Floor 2, Ping'anshun Science and Technology Park, No. 366, Guihua Road, Guanlan Sub-district, Longhua District, Shenzhen City
Tel.: 0755-29840728						Tel.: 13302988906
Contact: YU Chengjun						Contact: LIAO Xiaoyu
Serial No.	Product name	Product category	Model	Unit	Quantity	Tax-inclusive unit price	Subtotal (tax inclusive)	Notes
1
2
Total:
Tax-inclusive amount (in words):		RMB two million two hundred thousand only
Contract price	The above price does not include the transportation expenses and expenses of wooden support or special packing used in the transportation, but includes the VAT tax at a rate of 13%.
Payment mode	1. Payment before delivery.
Quality requirements	1. The products shall meet the requirements of the national technical and quality inspection standards in relevant industries.
Supplying time	After the Contract is concluded, Party B shall deliver the products within 3 to 5 working days upon receipt of the payment for goods. Either Party's early or delayed need of delivery of goods shall be notified to the other Party in written form in advance.
Transportation terms

1. Party A may designate the mode of transportation and commission Party B to handle it;

2. Freight collect;

3. No matter in what mode the products are transported, Party A shall inspect whether the products are complete or damaged at the logistics company where it collects the products;

4. No matter in what mode the products are transported, Party A shall consider insuring the products during the transportation process;

Warranty	1. The products supplied by Party B come with a one-year warranty (except for artificial and natural factors).
Technical support

1. Party B shall provide remote technical support by telephone or network for Party A's technicians;

2. Where Party A requires Party B's technician(s) to provide on-site technical support, Party A shall bear and advance the on-site technical expenses = RMB300.00 or RMB500.00 * number of days of business trip * number of business traveller + actual round-trip traffic expenses + actual board and lodging expenses during the business trip (from the departure date to the date of arrival in Shenzhen) under the principle of refund for any overpayment or a supplementary payment for any deficiency;

Miscellaneous	1. All the appendixes and supplementary contracts hereto have the same legal effect as the body of the Contract;2. The Contract is made in two counterparts, with each Party holding one copy, respectively; and the faxes or duplicates of it are also valid;
Dispute Resolution	Any dispute arising out of the Contract shall be settled by the Parties through negotiation; if the negotiation fails, either Party may submit it to the arbitration commission of the place where Party B is located for arbitration.
Party A		Party B
Company name: Shenzhen Chuangte Technology Co., Ltd.	Party A's signature (seal):	Company name: Shenzhen Ping'anshun Technology Co., Ltd.	Party B's signature (seal):
Account bank: Industrial and Commercial Bank of China Shenzhen Longhua Sub-branch	YU Chengjun (Signed)	Account bank: Shanghai Pudong Development Bank Shenzhen Guanlan Sub-branch	LIAO Xiaoyu (Signed)
Company's account No.:		Company's account No.:
October 25, 2022		October 25, 2022

Shenzhen Chuangte Technology Co., Ltd. (Sealed)      Shenzhen Ping’anshun Technology Co., Ltd. (Sealed)